      As filed with the Securities and Exchange Commission on May 13, 2004

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                          NORTHFIELD LABORATORIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                           36-3378733
(State or Other Jurisdiction of                            (I.R.S.  Employer
 Incorporation or Organization                           Identification Number)

                               1560 SHERMAN AVENUE
                                   SUITE 1000
                             EVANSTON, IL 60201-4800
                                 (847) 864-3500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  Jack J. Kogut
                             Chief Financial Officer
                          Northfield Laboratories Inc.
                               1560 Sherman Avenue
                                   Suite 1000
                             Evanston, IL 60201-4800
                                 (847) 864-3500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                              Craig A. Roeder, Esq.
                                Baker & McKenzie
                              One Prudential Plaza
                                   Suite 3500
                             130 East Randolph Drive
                                Chicago, IL 60601
                                 (312) 861-8000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-106615

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                            Proposed Maximum          Proposed Maximum
   Title Of Shares To Be Registered        Aggregate Offering      Offering Price Per Unit         Registration Fee
   --------------------------------        -------------------     -----------------------         ----------------
                                             Price (1)(2)(3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share(4)                                           --                         --                            --
--------------------------------------------------------------------------------------------------------------------

Preferred Stock, par value $.01 per
share(4)                                           --                         --                            --
--------------------------------------------------------------------------------------------------------------------

Depositary Shares(4)
--------------------------------------------------------------------------------------------------------------------
                                                   --                         --                            --
Stock Purchase Contracts
--------------------------------------------------------------------------------------------------------------------
                                                   --                         --                            --
Warrants(5)
--------------------------------------------------------------------------------------------------------------------
                                                   --                         --                            --
Debt Securities
--------------------------------------------------------------------------------------------------------------------

Total(6)                                     $3,908,898 (7)                100%(4)                      $495.26
====================================================================================================================

(1) The Registrant previously registered securities having a maximum aggregate offering price of $50,000,000 on a registration statement on Form S-3 (File No. 333-106615) for which a fee of $4,045 was previously paid.

(2) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as will result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as will result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(3) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, exclusive of accrued interest, if any, on the debt securities.

(4) In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock, preferred stock, depositary shares and debt securities as may be issued upon conversion, exercise or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock, preferred stock, depositary shares or debt securities so issued upon conversion, exercise or exchange.

(5) Includes warrants to purchase common stock, preferred stock, depositary shares and debt securities.

(6) We will determine the proposed maximum offering price per unit in connection with the issuance of the securities.

(7) The securities registered hereunder may be sold separately or as units with other securities registered hereby. The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.


                               ------------------

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-106615) filed by Northfield Laboratories Inc. with the Securities and Exchange Commission on June 27, 2003, which was declared effective by the SEC on July 3, 2003, and including the documents filed by Northfield with the SEC and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on the 13th day of May, 2004.

                                             NORTHFIELD LABORATORIES INC.




                                             By: /s/  Steven A. Gould, M.D.
                                                 -------------------------------
                                                 Steven A. Gould, M.D.
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                    Signature                              Title                                            Date
                    ---------                              -----                                            ----
                                                                Chairman of the Board and
 /s/  Steven A. Gould, M.D.                                      Chief Executive Officer                 May 13, 2004
-----------------------------------------------               (Principal Executive Officer)
Steven A. Gould, M.D.


                                                          Senior Vice President, Chief Financial
 /s/  Jack J. Kogut                                          Officer, Secretary and Treasurer            May 13, 2004
-----------------------------------------------         (Principal Financial Officer and Principal
Jack J. Kogut                                                      Accounting Officer)


 /s/ Bruce S. Chelberg                                                   Director                        May 13, 2004
-----------------------------------------------
Bruce S. Chelberg


*                                                                        Director                        May 13, 2004
-----------------------------------------------
Jack Olshansky


*                                                                        Director                        May 13, 2004
-----------------------------------------------
David A. Savner


 /s/ John F. Bierbaum                                                    Director                        May 13, 2004
-----------------------------------------------
John F. Bierbaum

*                                                                        Director                        May 13, 2004
-----------------------------------------------
Paul M. Ness, M.D.


* /s/ Jack J. Kogut                                                                                      May 13, 2004
-----------------------------------------------
As attorney-in-fact


                                  EXHIBIT INDEX

NUMBER           DESCRIPTION

5.1              Opinion of Baker & McKenzie.

15.1             Acknowledgement of Independent Certified Public Accountants.

23.1 Consent of Baker & McKenzie (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

23.2             Consent of KPMG LLP.